UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2019
____________________________________________________________________________
SI-BONE, INC.
(Exact name of registrant as specified in its charter)
____________________________________________________________________________

Delaware	001-38701	26-2216351
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

471 El Camino Real
Suite 101
Santa Clara, CA 95050
(Address of principal executive offices) (Zip Code)

(408) 207-0700
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SIBN	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 – Results of Operations and Financial Condition.

On August 6, 2019, SI-BONE, Inc. (the "Company") issued a press release (the “Press Release”) announcing results for the quarter ended June 30, 2019. A copy of the Press Release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information under Item 2.02 in this current report on Form 8-K and the related information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2019, the Company appointed Laura A. Francis, the Company’s Chief Financial Officer, also as the Company’s Chief Operating Officer, effective July 25, 2019. In connection with this appointment, on July 24, 2019, the Company’s Compensation Committee approved changes to Ms. Francis’s compensation.

Ms. Francis, age 52, has served as the Company’s Chief Financial Officer since May 2015. Prior to joining the Company, Ms. Francis was the Chief Financial Officer for Auxogyn, Inc., a women’s health company, from December 2012 to September 2014. From September 2004 to December 2012, Ms. Francis served as Vice President of Finance, Chief Financial Officer and Treasurer for Promega Corporation, a life science reagent company. From March 2002 to September 2004, Ms. Francis served as the Chief Financial Officer of Bruker BioSciences Corporation, a public life science instrumentation company. From May 2001 to March 2002, Ms. Francis served as Chief Financial Officer and Chief Operating Officer of Nutra-Park Inc., an agricultural biotechnology company. From April 1999 to May 2001, Ms. Francis was Chief Financial Officer of Hypercosm, Inc., a software company. From October 1995 to April 1999, Ms. Francis was an engagement manager with McKinsey & Company, a consulting firm. Early in her career, Ms. Francis was an audit manager with Coopers & Lybrand, an accounting firm. Since January 2019, Ms. Francis has served as a member of the board of directors of ShockWave Medical, Inc, a medical device company. Ms. Francis received a B.B.A. from the University of Wisconsin and an M.B.A. from Stanford University.

In connection with her appointment as Chief Operating Officer, in addition to her role as Chief Financial Officer, the Compensation Committee approved changes to Ms. Francis’s compensation. As Chief Financial Officer and Chief Operating Officer, Ms. Francis’s base salary will be $375,000 per year. Assuming that the Company achieves certain operational targets established by the Compensation Committee for the Company’s corporate bonus plan, Ms. Francis will be eligible to earn up to 50% of her base salary as an incentive payment, which will be prorated for 2019. In connection with Ms. Francis’s appointment as Chief Operating Officer, the Compensation Committee approved the grant to Ms. Francis of a restricted stock unit which will settle into 20,000 shares of the Company’s common stock, subject to vesting over a four-year period.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated August 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI-BONE, INC.

Date:	August 6, 2019	By:	/s/ Laura A. Francis
Laura A. Francis
Chief Operating Officer and Chief Financial Officer
(Principal Financial and Accounting Officer)